Exhibit 9

                        SIDLEY AUSTIN BROWN & WOOD LLP

  BEIJING                   1501 K STREET, N.W.                  LOS ANGELES
                            WASHINGTON, D.C. 20005
  BRUSSELS                 TELEPHONE 202 736 8000                  NEW YORK
                           FACSIMILE 202 736 8711
  CHICAGO                      www.sidley.com                   SAN FRANCISCO

   DALLAS                       FOUNDED 1866                       SHANGHAI

   GENEVA                                                         SINGAPORE

 HONG KONG                                                          TOKYO

   LONDON                                                      WASHINGTON, D.C.



                                               December 28, 2004


Merrill Lynch Series Fund, Inc.
800 Scudders Mill Road
Plainsboro, NJ  08536


Ladies and Gentlemen:

      This opinion is being furnished in connection with the registration under the Securities Act of 1933, as amended, by Merrill Lynch Series Fund, Inc., a Maryland corporation (the "Corporation"), of an indefinite number of shares of the Corporation's common stock, par value $0.10 per share (the "Shares"), designated as Class I, Class II, or Class III shares of each of Low Duration Portfolio Common Stock, Global SmallCap Portfolio Common Stock, Equity Dividend Portfolio Common Stock, Mid Cap Value Opportunities Portfolio Common Stock, Small Cap Index Portfolio Common Stock, and International Index Portfolio Common Stock. Such registration is being effected pursuant to a registration statement on Form N-1A (File Nos. 2-69062 and 811-3091), as amended (the "Registration Statement").

      As Maryland counsel for the Corporation, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares in the manner referred to in the Registration Statement. In addition, we have examined and are familiar with the Charter of the Corporation, the By-Laws of the Corporation, and such other documents as we have deemed relevant to the matters referred to in this opinion.

      Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable shares of common stock of the Corporation.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and statement of additional information constituting a part thereof.

                                           Very truly yours,


                                           /s/ Sidley Austin Brown & Wood LLP